                                                                     EXHIBIT 3.1

                                  830256008J

                         CERTIFICATE OF INCORPORATION
                                      of
                         Bellevue Medical Corporation

   FIRST. The name of the Corporation is Bellevue Medical Corporation

   SECOND. Its registered office in the State of Delaware is to be located at One Rodney Square, 9th Floor, Wilmington, County of New Castle. The registered agent is Registered Agents, Ltd., address same as above.

   THIRD. The nature of the business and the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Delaware.

   FOURTH. The amount of total authorized capital stock of the corporation is 1,000,000 shares of .01 par value.

   FIFTH. The name and mailing address of the incorporator is as follows:

              Jacqueline H. Blake
              One Rodney Square
              P.O. Box 112
              Wilmington DE 19899

   SIXTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

              Captain J. C. Busby
              Drawer 156
              Penndel, PA 19047

   I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand.


DATED AT    Wilmington                              /s/ Jacqueline H. Blake
State of    Delaware                          --------------------------------
County of   New Castle                             Signature of Incorporator

                                  8402830146

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         BELLEVUE MEDICAL CORPORATION

                   -----------------------------------------
                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                        Law of the State of Delaware
                   -----------------------------------------

     We, Charles Leonhardt, President and John Busby, Secretary of Bellevue Medical Corporation, a corporation existing under the laws of the State of Delaware, do herby certify as follows:

     FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

     1. By striking our the whole of ARTICLE FIRST thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE FIRST, reading as follows:
   "The name of the corporation is Neurotech Corporation."

     2. By striking out the whole of ARTICLE FOURTH thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE FOURTH, reading as follows:

     "The total number of shares of stock, which the Corporation is authorized to issue is 4,000,000 with a par value of $.01 per share."

     SECOND: That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provision of Section 228 of the General Corporation Law.

     IN WITNESS WHEREOF, we have signed this certificate this 31st day of August, 1984.

                                             BELLEVUE MEDICAL CORPORATION

                                             By:   /s/ Charles Leonhardt
                                                ---------------------------
                                                Charles Leonhardt,
                                                President


                                             By:      /s/ John Busby
                                ATTEST          ---------------------------
                                                John Busby,
                                                Secretary

                                  Certificate
                      for Renewal and Revival of Charter

     Neurotech Corporation, a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 13 day of September 1983, and recorded in the office of the Recorder of Deeds for New Castle County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certificates as follows:

     1. The name of this corporation is Neurotech Corporation.

     2. The registered office in the State of Delaware is located at 902 Market Street, City of Wilmington, ZIP CODE 19801 County of New Castle, the name and address of its registered agent is Registered Agents, Ltd., P.O. Box 112, Wilmington, Delaware 19899.

     3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1985 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     4. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1985, at which time its charter became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Charles Leonhardt, the last and acting President, and John Busby, the last and acting Secretary of Neurotech Corporation, have hereunto set their hands to this certificate this day of July, 1985.


                                                /s/ Charles Leonhardt
                                            -----------------------------
                                              LAST AND ACTING PRESIDENT

                                 ATTEST:            /s/ John Busby
                                            -----------------------------
                                              LAST AND ACTING SECRETARY

DOC. 20-05/81/09/02

                           Certificate of Amendment

                                      of

                         Certificate of Incorporation

                                      of

                             NEUROTECH CORPORATION

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is NEUROTECH CORPORATION.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

          No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or
     (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates or indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion."

     3. Each of the shares of Common Stock, par value $.01 per share, issued and outstanding immediately prior to the filing of this amendment shall be changed into two and one-half shares of Common Stock, par value $.01 per share.

     4. This amendment has been duly adopted in accordance with the provisions of Section 228 of the General Corporation Law.

     Signed and attested to on September 5, 1985.

                                        /s/ Charles G.Leonhardt
                                        ----------------------------------
                                        Charles G. Leonhardt, President

/s/ John C. Busby
------------------------------
John C. Busby, Secretary

                                   866356077

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             NEUROTECH CORPORATION


The undersigned corporation, in order to amend its Certificate of Incorporation,

hereby certifies as follows:

     FIRST:   The name of the corporation is:

                             NEUROTECH CORPORATION

     SECOND:  The corporation hereby amends its Certificate of Incorporation to add a new provision in respect to the limitation of Director liability.

     THIRD:   To effect these changes, the Certificate of Incorporation is amended as follows:

              (a)  The Certificate of Incorporation is amended to add the following new paragraph SEVENTH relating to Director liability:

          "SEVENTH.  Director's Liability.

                     No director of the corporation shall be liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not apply to liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Section shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Section became effective."

     FOURTH:  The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the

General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we hereunto sign our names and affirms that the statements made herein are true under the penalties of perjury, this 12th day of

December, 1986.


                                       NEUROTECH CORPORATION


                                       By /s/ Charles Leonhardt
                                       --------------------------------
                                          Charles Leonhardt, President


ATTEST:



/s/ Lillian Rugolo
------------------------
Lillian Rugolo,
Assistant Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/23/1991
                                                             912045309 - 2016838


                                  CERTIFICATE

                      FOR RENEWAL AND REVIVAL OF CHARTER



          NEUROTECH CORPORATION, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.  The name of this corporation is  NEUROTECH CORPORATION

     2.  Its registered office in the State of Delaware is located at
710 Yorklyn Road, City of Hockessin     Zip Code 19707   County of New Castle
the name and address of its registered agent is Registered Agents, Ltd.

     3.  The date of filing of the original Certificate of Incorporation in
Delaware was   September 13, 1983.

     4. The date when restoration, renewal and revival of the charter of this company is to commence is the Twenty-eighth day of February 1991, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the first day of March A.D 1991 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.



     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware as amended, providing for the renewal extension and restoration of charters, Harold Goldstein the last and acting President and Neil Winchester, the last and acting Secretary of Neurotech Corporation, have hereunto set their hands to this certificate this 19th day of July 1991


                                /s/ Harold Goldstein
                                ------------------------------
                                    Last and Acting President
                                    Harold Goldstein


                     ATTEST:

                                /s/ Neil Winchester
                                ------------------------------
                                    Last and Acting Secretary
                                    Neil Winchester

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILE 09:00 AM 12/08/1993
                                                             933425316 - 2016838

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             NEUROTECH CORPORATION


                   -----------------------------------------
                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                         Law of the State of Delaware
                   -----------------------------------------


          The Undersigned, being the President and Secretary of NEUROTECH CORPORATION (the "Corporation"), a corporation existing under the laws of the State of Delaware, do hereby certify, under penalties of perjury, as follows:

          FIRST:   The Certificate of Incorporation of the Corporation has been amended to increase the number of shares of common stock, $.01 par value, that the Corporation is authorized to issue from 12,000,000 shares to 20,000,000 shares.

          SECOND: Such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by a resolution duly adopted by the board of directors of the Corporation followed by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

          IN WITNESS WHEREOF, we have signed this certificate this 1st day of March, 1991.




                              /s/ Harold Goldstein
                              ---------------------------------
                                  Harold Goldstein, President


                              /s/ John C. Busby
                              ---------------------------------
                                  John C. Busby, Jr., Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/04/1996
960063253 - 2016838

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                             NEUROTECH CORPORATION

                 --------------------------------------------
                 Adopted in accordance with the provisions of
                  Section 242 of the General Corporation Law
                           of the state of Delaware
                 --------------------------------------------


     We, Harold Goldstein, President and Steven A. Massey, Assistant Secretary of Neurotech Corporation, a corporation existing under the laws of the State of Delaware do hereby certify as follows:

     FIRST:   That the Certificate of Incorporation of said corporation be amended as follows:

     1. By striking out the whole of Article Fourth thereof as it now exists and inserting in lieu and instead thereof a new Article Fourth, reading as follows:

          "The total number of shares of stock which the Corporation is authorized to issue is 40,000,000 with a par value of $.01 per share"

     SECOND:  That such amendment has been duly adopted in accordance with
Section 228 of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, said Neurotech Corporation has caused this certificate the signed by


/s/ Harold Goldstein
---------------------------- and
Harold Goldstein, President

/s/Steven A. Massey
----------------------------
Attest: Steven A. Massey,
        Assistant Secretary
this 1st day of March, 1996

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:10 PM 06/22/1998
                                                             981240989 - 2016838


                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                            AND REVIVAL OF CHARTER


Neurotech Development Corporation (formerly known as Neurotech Corporation), a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and herby certifies as follows:

          1. The name of this corporation is NEUROTECH DEVELOPMENT CORPORATION ("FORMALLY NEUROTECH CORPORATION")
          2. Its registered office in the State of Delaware is located at 1220 N. MARKET ST. (SUITE 606), City of WILMINGTON DE
               Zip Code 19801 County of NEW CASTLE the name of address of its registered agent is REGISTERED AGENTS, LTD.
               1220 NO. MARKET ST. (SUITE 606) WILMINGTON, DE 19801.
          3. The date of filing of the original Certificate of Incorporation in Delaware was SEPTEMBER 13, 1983.
          4. The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of FEBRUARY, 1998, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
          5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of MARCH A.D. 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, BERNARD ARTZ the last and acting authorized officer hereunto set his/her hand to this certificate this 22 day of JUNE 1998.



                                By:/s/Bernard Artz
                                   -----------------------------
                                   Authorized Officer

                              Name: Bernard Artz
                                   -----------------------------
                                   Print or Type

                             Title: Chairman of the Board

   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 09:40 AM 03/04/1996
   96063253 - 2016838

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                             NEUROTECH CORPORATION

                 --------------------------------------------
                 Adopted in accordance with the provisions of
                  Section 242 of the General Corporation Law
                           of the state of Delaware
                 --------------------------------------------

     We, Harold Goldstein, President and Steven A. Massey, Assistant Secretary of Neurotech Corporation, a corporation existing under the laws of the State of Delaware do hereby certify as follows:

     FIRST: That the Certificate of Incorporation of said corporation be amended as follows:

     1. By striking out the whole of Article Fourth thereof as it now exists and inserting in lieu and instead thereof a new Article Fourth, reading as follows:

        "The total number of shares of stock which the Corporation is authorized to issue is 40,000,000 with a par value of $.01 per share."

     SECOND: That such amendment has been duly adopted in accordance with
Section 228 of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, said Neurotech Corporation has caused this certificate the signed by

s/ Harold Goldstein         , and
----------------------------
Harold Goldstein, President

s/ Steven A. Massey
----------------------------
Attest: Steven A. Massey, Assistant Secretary

this 1st day of March, 1996

                               STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

NEUROTECH DEVELOPMENT CORPORATION a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of NEUROTECH DEVELOPMENT CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ARTICLE FOURTH" so that, as amended, said Article shall be and read as follows:
"THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS 100,000,000 WITH A PAR VALUE OF $.01 PER SHARE."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said NEUROTECH DEVELOPMENT CORPORATION has caused this certificate to be signed by BERNARD ARTZ, an Authorized Officer, this 10TH day of DECEMBER, 1999.

                                   By:     /s/ Bernard Artz
                                       ---------------------------------------
                                           Authorized Officer

                                   Name:   BERNARD ARTZ
                                        --------------------------------------
                                           Print or Type

                                   Title: CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                          ------------------------------------

                               State of Delaware
                       Office of the Secretary of State                  PAGE 1

                     ------------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "NEUROTECH DEVELOPMENT CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FIRST DAY OF JULY, A.D. 1998.




                         [SEAL]                    /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

     2016838 8300                          AUTHENTICATION: 9173326

     981240989                                       DATE: 07-01-98

                               State of Delaware                        PAGE 1
                       Office of the Secretary of State

                      -----------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NEUROTECH DEVELOPMENT CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF SEPTEMBER, A.D. 1983, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BELLEVUE MEDICAL CORPORATION" TO "NEUROTECH CORPORATION", FILED THE NINTH DAY OF OCTOBER, A.D. 1984, AT 9 O'CLOCK A.M.

     CERTIFICATE OF RENEWAL, FILED THE TWELFTH DAY OF SEPTEMBER, A.D. 1985, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 1985, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1986, AT 9 O'CLOCK A.M.

     CERTIFICATE OF RENEWAL, FILED THE TWENTY-THIRD DAY OF JULY, A.D. 1991, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF DECEMBER, A.D. 1993, AT 9 O'CLOCK A.M.



                         [SEAL]                    /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

     2016838 8100H                         AUTHENTICATION: 0137295

     991534737                                       DATE: 12-13-99

                               State of Delaware
                       Office of the Secretary of State                  PAGE 2

                     ------------------------------------

    CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

    CERTIFICATE OF RENEWAL, CHANGING ITS NAME FROM "NEUROTECH CORPORATION" TO "NEUROTECH DEVELOPMENT CORPORATION", FILED THE TWENTY-SECOND DAY OF JUNE, A.D. 1998, AT 3:10 O'CLOCK P.M.




                         [SEAL]                    /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

     2016838 8100H                         AUTHENTICATION: 0137295

     991534737                                       DATE: 12-13-99

                              STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION


NEUROTECH DEVELOPMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HERBY CERTIFY:

FIRST:   That at a meeting of the Board of Directors of NEUROTECH DEVELOPMENT
CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation of consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ARTICLE FOURTH" so that, as amended, said Article shall be and read as follows:
"THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS 100,000,000 WITH A PAR VALUE OF $.01 PER SHARE."

SECOND:   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That that capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said NEUROTECH DEVELOPMENT CORPORATION has caused this certificate to be signed by

BERNARD ARTZ, an Authorized Officer,
this 10th day of DECEMBER, 1999


                                By:/s/Bernard Artz
                                   ---------------------------
                                   Authorized Officer

                              Name: Bernard Artz
                                   ---------------------------
                                    Print or Type

                             Title: Chairman and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/14/1999
991538697 - 2016838